UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200 – 245 East Liberty Street, Reno, Nevada 89501
(Address of principal executive offices and Zip Code)

1-888-597-8899
Registrant's telephone number, including area code

Nil
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this Current Report, the terms “we”, “us”, “our” and the “Company” refer to Cybermesh International Corp.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 10, 2011, with the approval of a simple majority of shareholders, the Board of Directors appointed John Samuel Porter as a director of the Company.

Mr. Porter, age 48, is an entrepreneur whose experience includes over 15 years of project development. Mr. Porter got his start in the cellular and telecommunications sector in 1988 with his first enterprise that was involved in the design and manufacture of accessories for cellular products. This business lead Mr. Porter to start his own cellular business in 1992 servicing local universities, TV stations, utility companies and medical professionals. Mr. Porter sold this business in 1996. From 1996 to 2000, Mr. Porter served as director of Agribusiness International Services SA, dealing primarily in the import-export of seafood products. Mr. Porter is currently involved in property development and founded Sam Porter Ltd, providing design and build services. Mr. Porter has been involved with designing and building high-end properties nationwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2011.

CYBERMESH INTERNATIONAL CORP

/s/ Locksley Samuels
____________________________________
Locksley Samuels
President